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                                                                   Exhibit 10.26

                                    AGREEMENT

AGREEMENT made this 15th day of July, 1998, between RED ROBIN, INTERNATIONAL, with its principal office at 5575 DTC Parkway, Suite 110, Englewood, Colorado, hereinafter referred to as the "Client" and MCCLAIN FINLON ADVERTISING, INC., with its principal office at 1440 Blake Street, Denver, Colorado, hereinafter referred to as the "Agency."

The Client wishes to engage the services of the Agency to advertise and promote the Client, its products and services to the public.

     IT IS THEREFORE AGREED as follows:

1. Engagement and Authorization of the Agency. The Agency is hereby engaged and
   ------------------------------------------
authorized as Agency of record for the Client, to create and carry out advertising and promotional programs on behalf of the Client, and in that regard to enter into contracts with third parties on behalf of the Client, but only with the express prior authorization of Client.

2. Scope of Agency's Services. The Agency shall act as the Client's advertising
   --------------------------
representative and perform all of the following services to the extent necessary to meet the Client's need.

     a) Study and analyze the Client's business and products or services and survey the market therefor;

     b) Develop an advertising program designed to meet the Client's needs and budgetary limitations;

     c) Counsel the Client on its overall marketing program and make plans for a comprehensive program;

     d)   Determine and analyze the effect of the advertising used;

     e) Plan, create, write and prepare layouts, copy and produce finished materials for advertisement and printed collateral of all types;

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     f)   Provide, negotiate, arrange, and contract for any special talent required and for photography, models, special effects, layouts and artwork, and for printing, including any required engraving, electrotypes, typography, and any other necessary technical materials for use in the advertising program at the most favorable rates and terms available under the circumstances.

3. Media. In addition to the aforementioned services, the Agency shall provide
   -----
media coordination services which include:

     a) Analyze all advertising media and select those which are most suitable for use by the Client;

     b) Make contracts with the advertising media for space or time and with others to carry out the advertising program and obtain the most favorable terms and rates available under the circumstances;

     c) Check and follow up on all contracts with the various media for proper performance in the best interests of the Client, including the appearance, accuracy, date, time, position, size, extent, site, workmanship and mechanical production, as appropriate to the advertisements used;

     d) Make timely payments to all persons or firms supplying goods or services in connection with the advertising program;

     e) Advise and bill the Client for all remittances made by the Agency for the Client's account and maintain complete and accurate books and records in this regard.

In the event the Client, after having approved any planned advertising, cancels all or any part thereof, the Client shall pay for all costs incurred therefore to the date of cancellation and any unavoidable costs incurred thereafter, including any non-cancelable commitments for time or space.

4. Compensation. On the first day of each month during the period of July 15,
   ------------
1998, through July 14, 1999, Client will pay Agency a fee of $36,571 per month for the account, creative and media services to be performed that month. July 1998 and 1999 will be billed on a pro rata basis. The fee is based on an estimate of service according to staffing charts in Addendum A. Staffing will be reviewed on or before December 31, 1998. With mutual agreement the retainer may be adjusted to compensate for staffing changes for the

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period January 1, 1999 through December 31, 1999. The Agency agrees to a time investment of $35,000 in interim planning, brand and growth planning and creative services beginning June 1, 1998 through July 1, 1999.

5. Special Services.
   ----------------

Creative Services: The Agency will charge prevailing rates for the following:
               Comprehensive layouts
               Typography
               Type Specification
               Storyboards
               Radio scripts
               Final comprehensive layouts
               Scans/stats
               Color copies/computer outputs

6. Advertising Expenses and Travel.
   -------------------------------

     a)   Expenses - The Client shall reimburse the Agency for its net costs of
          --------
          copies, faxes, mailing, packaging, shipping, taxes and duties, and telephone calls, as well as mileage at a rate of $.31 per mile incurred by the Agency in connection with the performance of this Agreement.

     b)   Travel - The Client shall reimburse all of the Agency's net costs for
          ------
          any necessary traveling done on behalf of the Client. Such travel shall be subject to the prior approval of the Client.

7. Budget. The Client designates Doug Watson, Marketing Director, as primary
   ------
contact person for budget approval within its organization. Doug Watson is authorized to deal with the Agency and to communicate with the Agency on behalf of the Client.

8. Prior Approval of Client. The Agency shall not incur any obligations with
   ------------------------
third parties for the Client's account without first obtaining approval from the Client. The Agency will provide written estimates for Client approval. The Agency shall not be responsible for missed deadlines, closing dates, or insertions caused by the delay of the Client in approving the advertising proposal.

9. Accounts and Payment.
   --------------------

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     a)   Advance Payments - At the time of approval of advertising and
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          promotions projects, the Client shall receive an invoice and pay the
          Agency fifty percent (50%) of all fees and charges for authorized work as an advance payment against such fees and charges. Agency will deduct such advance payments from final billing on projects.

     b)   Agency Billing - On the 15th and at the end of each month this
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          Agreement remains in force, the Agency shall render a statement of account to the Client, which shall include all Agency charges for services, costs and expenses incurred hereunder. Client shall remit such charges to the Agency within thirty (30) days of invoice date.

     c)   Media Insertion Costs - In addition to the foregoing, the Agency will
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          bill the Client for media insertion costs upon issuance of the insertion order. The Client shall remit such media insertion costs to the Agency within thirty (30) days of receipt or prior to the non-cancellation date of the insertion, whichever comes first.

     d)   Printing Costs - In addition to the foregoing, the Client will pay
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          fifty percent (50%) of printing costs in advance of the Agency's commitment for the same and the balance upon completion of the printing job.

     e)   Due Dates - The Client shall pay bills within thirty (30) days of the
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          date thereof.

     f)   Late Charges - Bills not paid on or before the due dates shall be
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          considered delinquent and shall be subject to a late charge of one and one-half percent (1.5%) per month of the unpaid balance.

     g)   Buy-Outs - The Agency will act on behalf of the Client to negotiate
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          appropriate "buy-outs" on photography and illustration, unless otherwise instructed by the Client. The Agency will advise and bill the Client for all remittances made by the Agency for the Client's account.

10. Indemnification.
    ---------------

     a) Agency will use due care and will exercise its best judgment in preparing advertising and other services under this Agreement so as to avoid any

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          claims, proceedings or suits being instituted against Agency and/or the Client.

     b) Agency will defend, indemnify and hold the Client and its affiliated entities, their officers and employees, and their successors and assigns, harmless from all claims, suits, losses, damages, expenses and costs, including court costs and reasonable attorney's fees, resulting from claims arising from the use, publication or broadcasting of any advertising materials prepared by Agency for the Client, provided that the Agency shall not be obligated to indemnify the Client for any such losses or claims to the extent relating to the negligence of the Client. Except as hereinafter provided, this indemnification shall not be diminished by reason of the Client's contribution to or approval of the material. This indemnification obligation of Agency shall survive the termination or expiration of this Agreement.

     c) Where Agency has relied on facts or information supplied by the Client in support of any representation made in any commercial or other advertisement or where the Client has modified any advertising material prepared by Agency, the Client represents and warrants that it shall be solely responsible for the accuracy, completeness, and propriety of all information concerning its organization, services, products and competitors' products and services which the Client provides or makes available to the Agency in connection with the performance of Agency's services to the Client. The Client will indemnify and hold Agency, Agency's officers and employees harmless against any claim, suit, damages, losses, expenses and costs (including court costs and attorney's fees) resulting from the representation or modification, provided that Client shall not be obligated to indemnify Agency for any such losses or claims to the extent relating to the negligence of Agency, and further provided that the Client is given prompt written notice by Agency of the claim or suit for damages and further provided that the Client is given full control of the defense of the claim or suit, including any settlement thereof, and the full and complete cooperation of Agency in the defense thereof. This indemnification obligation of Client shall survive the termination or expiration of this Agreement.

     d) Agency will maintain at all times during the term of this Agreement a policy of advertising liability insurance with a reputable insurance company. This policy will have limits of not less than One Million ($1,000,000) Dollars and will cover at a minimum the hazards of libel, slander, defamation,

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          copyright infringement, trademark infringement, invasion of privacy, piracy and plagiarism. Agency will provide at Client's request certificates of insurance evidencing such insurance coverage and providing that Client is listed as an additional named insured on such insurance policy.

11. Duration and Termination
    ------------------------

     a)   Duration - This Agreement shall become effective on the date first set
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          forth above and shall continue in force for a period of one year from that date, unless sooner terminated or modified as provided herein.

     b)   Termination, Work in Progress - Either party may terminate this
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          Agreement by giving the other party ninety (90) days written notice prior to the effective date of termination. During the 90 day termination period, the standard monthly fee will continue, except as defined in section 11 (a). Upon receipt of written notice of termination, the Agency shall not commence work on any new advertisements without written instructions to do so from the Client, but, unless notified in writing to the contrary, it shall complete and place all advertisements previously approved by the Client. All other rights and duties of the parties shall continue during such notice period and the Client shall be responsible for the payment of any contract obligation owing to third parties during this period. If either the Client or Agency desires to terminate all work in progress on advertisements commenced before receipt of notice of termination, it may do so only upon the parties' mutual written consent and the determination and payment of the compensation to be received by the Agency for partially completed work.

     c)   Assignment Upon Termination - Upon termination of this Agreement and
          ---------------------------
          final payment of all outstanding invoices from the Agency, the Agency shall assign to the Client all of its rights in contracts, agreements, arrangements, or other transactions made with third parties for the Client's account, effective on the date of termination or on such other date as may be agreed upon by the parties; and the Client shall assume all obligations and hold the Agency harmless from all liability thereunder. In the event any contract is non-assignable and consent to assignment is refused, or the Agency cannot obtain a release from its obligations, the Agency shall continue performance, and the Client shall meet its obligations, as to the unassigned

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          or unreleased contracts only, to the Agency, as though this agreement had not been terminated.

     d)   Termination Billings - Upon termination of the Agreement, the Agency
          --------------------
          shall bill the Client for all amounts not previously billed but authorized by the Client and due the Agency at that time. The Agency shall not be entitled to payment for any work commenced after the date notice of termination was given or received by the Agency without the written consent of the Client. The Agency shall, however, be entitled to payment for services commenced and approved for placement in a specific media by the Client prior to receipt of the notice, or, with the express written consent of the Client prior to receipt of the notice, or, with the express written consent of the Client prior to the effective date of termination.

12. Ownership of Materials and Marks.
    ---------------------------------

Ownership of Materials and Marks.
---------------------------------

     a) All materials, artwork, photographs, research studies, commercials, slogans, musical themes and other creative ideas and materials of any nature that are created or produced and paid for by the Client any time, prior to or after execution of this Agreement, including drafts and intermediate editions which are retained by Agency, shall be the sole and exclusive property of the Client. Agency hereby assigns to the Client any and all right, title and interest it may have of claim to said materials.

          Certain materials provided to the Agency by outside suppliers remain the property of that supplier in accordance with general trade practices. Such materials would include, but not be limited to, printing plates, negatives, film and tape masters or originals, and engraving.

     b) However, at termination, any unused or unpublished advertising created by the Agency shall remain the property of the Agency, regardless of whether or not the physical embodiment of the creative work is in the Client's possession in the form of copy, art work, plates, film, or video tape, for example, unless it has been paid for by the Client.

     c) Agency shall return all creative materials, artwork, photographs, video, research, copy, media affidavits, invoice ad slicks and other items retained

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          by Agency and which are paid for by the Client (whether created prior to or after the execution of this Agreement) to the Client or to its designee within ten (10) days of the Client's written request if the account is in good standing or within thirty (30) days from the termination of this Agreement and settlement of all outstanding invoices.

     d) Agency shall notify the Client upon receipt of any request for the information or materials specified in this paragraph whether or not such request is made pursuant to legal, judicial, governmental or administrative motion or process.

     e)   Obsolete Materials - When the Agency shall determine that artwork,
          ------------------
          electrotypes, engraving, photographs, manuscripts, and any other similar items are of no further use in carrying out this Agreement, the Agency shall notify the Client in writing and shall clearly describe the particular item or items. The Client shall then notify the Agency in writing of the disposition the Client desires with respect to such items. All production, shipping and transportation costs shall be borne by the Client, and the Agency shall not be obligated to store the material at its expense except for a period not exceeding ninety (90) days after notice has been given. These provisions shall apply whether the items in question are in the possession of the Agency or third parties. In the event that the Client shall fail to respond to the Agency's notice within ninety (90) days, the Agency shall have the option of destroying same, or, of storing such items in public storage facilities in the name of the Client and at the Client's expense and risk. In such event, the Agency shall notify the Client in writing of such storage and give the Client the necessary particulars.

13. Assignment and Delegation. Neither party may assign any rights nor delegate
    -------------------------
any duties hereunder without the express prior written consent of the other.

14. Modification. This writing contains the entire Agreement of the parties. No
    ------------
representations were made or relied upon by either party, other than those that are expressly set forth. No agent, employee, or other representative of either party is empowered to alter any of the terms of this Agreement, unless done in writing and signed by an executive officer of the respective parties.

15. Controlling Law. The validity, interpretation, and performance of this
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Agreement shall be controlled by and construed under the laws of the State of
Colorado.

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16. Waiver. The failure of either party to this Agreement to object to or to
    ------
take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement, shall not be construed as a waiver of the violation or breach, or of any future violation, breach or wrongful conduct.

17. Notices. All notices pertaining to this Agreement required to be in writing
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shall be transmitted either by personal hand delivery or through the United
States Post Office, addressed to:

a)   McClain Finlon Advertising, Inc.
     1440 Blake Street
     Denver, CO 80202
     With copy to: Cathey M. Finlon, Chairman and CEO

b)   Red Robin International
     5575 DTC Parkway, Suite 110
     Englewood, CO  80111
     With copy to:  Doug Watson, Marketing Director

     The addresses set forth above for the respective parties shall be the place where notices shall be sent, unless written notice of a change of address is given.

18. Captions. The captions used herein are for convenience only and do not limit
    --------
or amplify the provisions hereof.

19. Confidentiality. All knowledge and information not available to the public
    ---------------
which the Agency may acquire with respect to Client's trade secrets, marketing plans, and other confidential matters of Client (collectively, the "Information") shall be held in confidence by the Agency, and the Agency shall not, so long as the Information remains confidential, directly or indirectly, disclose any Information to any person or entity without Client's prior written permission, or use any Information for any purpose except as the Agency's duties under this Agreement may require. The Agency shall protect the Information (whether in writing or verbally given) by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, or dissemination of the Information as the Agency uses to protect its own confidential information of a like nature.

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Upon termination of this Agreement, or upon request from the Client, Agency agrees to return promptly all Information and copies thereof to the Client and not to use the Information as the basis of future client services, research and development efforts or otherwise.

Provided Agency immediately informs Client in writing, this Agreement imposes no obligation upon the Agency with respect to Information which (a) was in the Agency's possession before receipt from the Client; (b) is or becomes a matter of public knowledge through no fault of the Agency; (c) is rightfully received by the Agency from a third party without a duty of confidentiality; (d) is disclosed by the Client to a third party without a duty of confidentiality on the third party; (e) was independently developed by the Agency prior to the Client; (f) is disclosed under operation of law; or (g) is disclosed by the Agency with the Client's prior written approval.

The Agency agrees not to grant access to the Information, in whole or in part, to any employee of the Agency, unless the employee has a need for such access.

                  EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

RED ROBIN INTERNATIONAL                         MCCLAIN FINLON ADVERTISING, INC.


By: /s/ Jim McCloskey                           By:  /s/ Cathey McClain Finlon
   --------------------------                       ----------------------------
Jim McCloskey                                   Cathey McClain Finlon
Chief Financial Officer                         Chairman and CEO

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January 28, 1999

Mr. Jim McCloskey
Chief Financial Officer
Red Robin International
5575 DTC Parkway, Suite 110
Englewood, CO  80111

Dear Jim:

Red Robin International and McClain Finlon Advertising, Inc., agree to add the following to paragraph 4, Compensation, of the Agreement made on the 15th day of July 1998:

Compensation. With mutual agreement the retainer has been adjusted to $58,358
------------
per month for the period January 1, 1999 through December 31, 1999.

                   EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN

RED ROBIN INTERNATIONAL                         MCCLAIN FINLON ADVERTSING, INC.


By: /s/ Jim McCloskey                       By: /s/ Cathey McClain Finlon
   --------------------------                  ---------------------------------
     Jim McCloskey                               Cathey McClain Finlon
     Chief Financial Officer                     Chairman and CEO

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                                    Addendum

Addendum to Agreement made July 15th, 1998 between McClain Finlon Advertising, Inc., and Red Robin International.

Substitute for Paragraph 4. Compensation.

     Compensation. With mutual agreement, the retainer has been adjusted to
     ------------
$92,208 per month for the period January 1, 2000 through June 30, 2000 and $88,958 per month for July 1, 2000 through December 31, 2000. This supercedes the retainer specified in the letter agreement dated January 28, 1999.

                   EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN

RED ROBIN INTERNATIONAL                         MCCLAIN FINLON ADVERTISING, INC.


By: /s/ Neil Culbertson                     By: /s/ Cathey M. Finlon
   -----------------------------               ---------------------------------
     Neil Culbertson                             Cathey M. Finlon
     Vice President of Marketing                 Chairman and CEO

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                                    Addendum
                              Dated: April 5, 2001

Addendum to Agreement made July 15th, 1998 between McClain Finlon Advertising, Inc., and Red Robin International.

Substitute for Paragraph 4. Compensation.

Compensation. With mutual agreement, the retainer has been adjusted to $96,069
-------------
per month for the period January 1, 2001 through December 31, 2001. This supercedes the retainer specified in the letter agreement for the 2000 contract period. The retainer does not include interactive services. Interactive services will be considered out of scope work at standard agency rates.

Advertising Expenses and Travel
-------------------------------
     a) Expenses. The Client shall reimburse the Agency for its net costs of
        ---------
mailing, copying, packaging, shipping, taxes and duties, and telephone calls, as well as mileage (at the IRS standard mileage rate) incurred by the Agency in connection with the performance of this Agreement.

                   EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN

RED ROBIN INTERNATIONAL                         MCCLAIN FINLON ADVERTISING, INC.


By: /s/ Neil Culbertson                     By: /s/ Cathey M. Finlon
   -----------------------------               ---------------------------------
     Neil Culbertson                             Cathey M. Finlon
     Vice President of Marketing                 Chairman and CEO

Date:   5/8/01                              Date:  4/30/01
      --------------------------                  ------------------------------

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